UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 27, 2016

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2016, the Board of Directors (the “Board”) of MagneGas Corporation (the “Company”) determined that the Company’s By-Law provision related to shareholder written consents was not consistent with standard provisions of typical bylaws of public companies.

As a result, on September 27, 2016, the Board, pursuant to Article VIII, Section 4 of the By-Laws, approved an amendment to Article II, Section 11 of the By-Laws, effective immediately, that changed the approval threshold of shareholder written consents from unanimous written consent to the written consent of holders of outstanding shares entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a shareholder meeting at which all shares entitled to vote thereon were present and voted.

The text of the amendment to the By-Laws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Amendment No. 1 to By-Laws of MagneGas Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: September 28, 2016	By:	/s/ Ermanno Santilli
Ermanno Santilli Chief Executive Officer